UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2016

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective October 26, 2016, the Company’s Restricted Stock Unit Plan was amended with respect to Restricted Stock Units granted in 2016 and in future years. The effect of the amendments is to amend the provisions regarding forfeiture of restricted stock units in the event of detrimental activity on the part of grantees; provide that restricted stock units may be granted such that the second 50% of the restricted stock units may also vest on the tenth anniversary following the grant date (in addition to the seventh anniversary following the grant date or the later of the tenth anniversary or the date of retirement of the grantee, as is currently the case); and make minor administrative amendments to the Plan for greater clarity.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

[10(iii)(A)(1) Amended Restricted Stock Unit Plan with respect to Restricted Stock Units granted in 2016 and subsequent years, as amended effective October 26, 2016]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: October 31, 2016
	By:	/s/ Lara Pella

	Name:	Lara Pella
	Title:	Assistant General Counsel and Corporate Secretary

	By:	/s/ Cathryn Walker

	Name:	Cathryn Walker
	Title:	Assistant Corporate Secretary